Exhibit 21.1

Subsidiaries of Monster Worldwide, Inc.*

Name of Entity	Jurisdiction
Monster (California), Inc.	California
Monster, Inc.	Delaware
Monster Labs, LLC	Delaware
Monster Emerging Markets, LLC	Delaware
Monster Government Solutions, LLC	Delaware
Affinity Labs Inc.	Delaware
FastWeb, LLC	Delaware
FinAid Page, Inc.	Pennsylvania
Finaid Page, L.L.C.	Delaware
Military Advantage, Inc.	Delaware
MonsterTrak Corporation	California
PWP, LLC	Delaware
Regional Education LLC	Kentucky
Tickle Inc.	Delaware
Emode.com, Inc.	Delaware
Flipdog Inc.	Delaware
KJB Holding Corp.	Delaware
Monster International Holding Corp.	Delaware
Monster Worldwide Technologies, LLC	Delaware
OCC.com Inc.	Delaware
TMAT, Inc.	Delaware
Monster Worldwide Deutschland Holdings GmbH	Germany
Monster Worldwide Deutschland GmbH	Germany
Jobpilot Australia Pty. Ltd.	Australia
Monster Worldwide Austria GmbH	Austria
Monster Worldwide CZ s.r.o.	Czech Republic
Jobpilot Danmark ApS	Denmark
Jobpilot Finland Oy	Finland
Jobpilot Hungary Maggyarorszag Kft.	Hungary
Jobpilot Italia s.r.l.	Italy
Jobpilot Malaysia Sdn Bhd	Malaysia
Jobpilot NL B.V.	Netherlands
Jobpilot Polska Sp. Z.o.o.	Poland
Jobpilot Singapore Pte. Ltd.	Singapore
Jobpilot Spain, S.L.	Spain
Jobpilot Sweden AB	Sweden
Monster Worldwide Switzerland AG	Switzerland
Jobpilot (Thailand) Co., Ltd.	Thailand
Jobs & Adverts Jobpilot (Thailand) Ltd.	Thailand
Tickle Europe GmbH	Germany
TMP Telephone Marketing Programs Ltd.	England
Monster Worldwide Holdings Limited	England
Monster Worldwide Limited	England
MSL Group (Trustees) Ltd.	England
Austin Knight (Monster) Ltd.	England
Austin Knight Investments Ltd.	England
Bid Borough Ltd.	British Virgin Islands
Austin Knight Pty. Ltd.	Australia

Austin Knight Consulting Pty. Ltd.	Australia
Daric Ltd.	England
Bartlett Merton Holdings Ltd.	England
Bartlett Scott Edgar Limited	England
Merton Associates Ltd.	England
The Scott Edgar Group Ltd.	England
TMPW Italia SpA	Italy
Monster Italia Srl	Italy
Monster Luxembourg SA	Luxembourg
Monster Worldwide SAS	France
Monster Services & Consulting GmbH	Switzerland
Monster Worldwide SL	Spain
TMP Worldwide Hong Kong Limited	Hong Kong
Monster.com Asia Pacific Ltd.	Hong Kong
Monster.com Asia Ltd.	Hong Kong
Monster.com HK Ltd.	Hong Kong
Monster.com SG Pte. Ltd.	Singapore
Monster.com India Pvt. Ltd.	India
Monster.com Australasia Holdings Pty. Ltd.	Australia
Monster.com Asia Pty. Ltd.	Australia
Monster.com Asia Pacific Pty. Ltd.	Australia
Monster.com Australia & New Zealand Pty. Ltd.	Australia
Neville Jeffress NSW Pty. Ltd.	Australia
Neville Jeffress Superfund/Parraween Production Pty. Ltd.	Australia
Armstrong Australia Pty. Ltd.	Australia
TMP Worldwide Directional Marketing Pty. Limited	Australia
WebNeuron Services Ltd.	India
JobKorea Co., Ltd.	South Korea
Monster Worldwide Holdings Canada Inc.	Canada
Monster Worldwide Canada Inc.	Canada
Monster Belgium NV	Belgium
Monster Worldwide Netherlands Holding B.V.	Netherlands
Monster Worldwide Netherlands B.V.	Netherlands
Monster Worldwide Scandinavia AB	Sweden
Monster Worldwide Norway AS	Norway
Monster Worldwide Holdings (Ireland) Ltd.	Ireland
TMP Worldwide Adcomms Limited	Ireland
Monster Worldwide Ireland Limited	Ireland
Monster Technologies Prague s.r.o.	Czech Republic
Monster Technologies Malaysia Sdn Bhd.	Malaysia
Monster Malaysia Sdn Bhd.	Malaysia
Monster Jobs Mexico, S. de R.L. de C.V.	Mexico

*
The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a "significant subsidiary" (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2007.